Exhibit 99.1

Joseph T. Ryerson & Son, Inc. Announces Proposed Private Offering of Senior Secured Notes

CHICAGO – July 14, 2020 – Ryerson Holding Corporation (NYSE: RYI) (the “Company”) announced today that, subject to market and other conditions, Joseph T. Ryerson & Son, Inc., the Company’s wholly-owned subsidiary (“JT Ryerson”), intends to offer (the “Offering”) Senior Secured Notes due 2028 generating aggregate gross proceeds of approximately $500 million.  The notes will be guaranteed by the Company as well as certain subsidiaries of the Company. The notes and the related guarantees will be secured by a first-priority security interest in substantially all of JT Ryerson’s and each guarantor’s present and future assets located in the United States (other than receivables, inventory, money, deposit accounts and related general intangibles, certain other assets and proceeds thereof), subject to certain exceptions and customary permitted liens. The notes and the related guarantees will also be secured on a second-priority basis by a lien on the assets that secure JT Ryerson’s and the Company’s obligations under their senior secured asset-based revolving credit facility.

The Offering will be made by means of an offering memorandum to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”). The securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company expects to use the net proceeds from the Offering, along with available cash, (i) to repay in full JT Ryerson’s 11.00% Senior Secured Notes due 2022 (the “2022 Notes”), plus accrued and unpaid interest thereon up to, but not including, the repayment date and (ii) to pay related fees, expenses and premiums.

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This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 3,900 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

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Safe Harbor Provision

Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Media and Investor Contact:

Justine Carlson

312.292.5130

investorinfo@ryerson.com

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